Exhibit 10



             [Letterhead of Mettler-Toledo International Inc.]


     PERSONAL/CONFIDENTIAL
     Mr. Dennis W. Braun
     Alte Seefeldstrasse 72A
     8616 Riedikon






   Date      June 12, 2002
Reference    PB/vg
Direct Dial  +41 1 944 22 85
Telecopier   +41 1 944 22 55


     EMPLOYMENT AGREEMENT

     between METTLER-TOLEDO INTERNATIONAL INC., and MR. DENNIS W. BRAUN, born on June 14, 1964, citizen of the USA.

     The parties have entered into an employment agreement on the terms and conditions set forth below:

     Function Chief Financial Officer (CFO) and member of the Group Management Committee (GMC) of the METTLER TOLEDO Group.

     Employing Company/       Mettler-Toledo International Inc.,
     Position Location        Greifensee Branch, CH-8606 Greifensee,
                              Switzerland. If not otherwise stipulated in this agreement, the Human Resources Policy and the General Rules of Employment including
                              Benefit Plans of METTLER TOLEDO's Swiss
                              operations as actually valid and as may be amended from time to time apply.

     Remuneration             BASE SALARY of CHF 360'000.-- gross per
                              annum, payable in twelve equal monthly
                              installments of CHF 30'000.--.

                              Participation in the INCENTIVE PLAN POBS PLUS for Members of the Group Management of METTLER TOLEDO.

                              The BONUS is based and calculated on the grade of target achievement at the end of the business year as follows:

                              .   4.50% of base salary for the range of
                                  90 - 110 target points;
                              .   3.75% of base salary for the range of
                                  111 - 130 target points.
                              For business year 2002, the bonus will be pro-rated.

     Expenses                 Expense Allowance according to the
                              "Spesenreglements- erganzung Gruppenleitung" of CHF 10'500.-- per annum, payable in twelve monthly installments of CHF 875.--. No commuting allowance will be paid.

     Housing Allowance        METTLER TOLEDO pays a Housing Allowance of
                              CHF 48'000.-- gross per annum, payable in twelve monthly installments of CHF 4'000.--, as a contribution towards the cost of housing in Switzerland.

     Schooling Costs for      METTLER TOLEDO pays the schooling fees for
     Children                 Dennis W. Braun's children in the
                              International School, Zumikon, Switzerland.

     Stock Options            Participation in the METTLER TOLEDO
                              Stock Option Plan as actually valid and as may be amended from time to time. Dennis W.
                              Braun has been granted 75'000 stock options upon joining METTLER TOLEDO.

     Personnel Insurance      Participation in the Mettler-Toledo Fonds
                              (pension plan for the Swiss based members of the GMC).

                              Additional Accident Insurance, Disability
                              Insurance (coverage of salary in case of illness and accident).

                              The premiums of these insurances are fully covered by METTLER TOLEDO.

                              Dennis W. Braun, his spouse and children participate in the US Health Insurance Plan of Mettler-Toledo, Inc., Columbus, OH, as actually valid and as may be amended from time to time.

     Holidays/Home Leave      30 working days per calendar year, incl.
                              compensation for overtime.

                              METTLER TOLEDO provides economy return air tickets to the United States for Dennis W. Braun, his spouse and children one time per year.

     Relocation Expenses      Travel expenses for Dennis W. Braun, his spouse
                              and children and adequate removal costs for the household shall be paid by METTLER TOLEDO.

                              In addition, a single lump sum of CHF
                              20'000.-- ("curtain money") shall be paid to cover specific expenses in connection with the establishment of a household in Switzerland.

                              METTLER TOLEDO will also assist and bear the expenses within reasonable limits to find housing in Switzerland. METTLER TOLEDO will cover the actual expenses in connection with the sale of Dennis W. Braun's home in the US up to a max. amount of USD 30'000.--.


     Sign-on Bonus            METTLER TOLEDO has paid Dennis W. Braun a one
                              time sign-on bonus of USD 75'000.-- gross upon joining, to compensate for the loss of incentive and to offset a loan with his previous employer.
                              This bonus becomes partially refundable if Dennis W. Braun leaves METTLER TOLEDO earlier than three years after the starting date
                              (USD 50'000.-- after year one, USD 25'000.--
                              after year two).

     Non-Competition          While Dennis W. Braun is employed by METTLER
                              TOLEDO, and for a period of twelve months after the termination of his employment, Dennis W.
                              Braun shall not knowingly engage in or be employed in any business anywhere in the world which competes with the principal businesses of METTLER TOLEDO.

     Taxes All taxes levied by the residence and/or home country will be fully paid by Dennis W. Braun.

     Duration/Notice Period   This employment agreement started on March 11,
                              2002. It is of unlimited duration; for
                              termination, a notice period of twelve months for both parties applies.

     Change of Control/       In the case of a change of control transaction
     Successors               and a termination without cause of the employment
                              agreement by the successors within two years from starting date, Dennis W. Braun is entitled to an additional one time lump sum payment in the amount of one yearly target salary (base salary plus bonus at 100% target achievement level).

     Applicable Law and       This agreement shall be governed by Swiss Law.
     Jurisdiction             All disputes concerning the terms and conditions
                              of this agreement shall be brought before the ordinary courts in the Canton of Zurich, Switzerland.


     Mettler-Toledo International Inc.                           The Employee





     Robert F. Spoerry              Peter Burker
     Chief Executive Officer        Head Human Resources        Dennis W. Braun